UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to §240.14a-12

Atlantic Coast Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
____________________________________________________

2) Aggregate number of securities to which transaction applies:
____________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
____________________________________________________

4)Proposed maximum aggregate value of transaction:
____________________________________________________

5)Total fee paid
____________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________

2) Form, Schedule or Registration Statement No.:
____________________________________________________

3) Filing Party:
____________________________________________________

4)Dated Filed:
____________________________________________________

[Atlantic Coast Financial Corporation Letterhead]

Statement Responding to Schedule 13D Filing on March 27, 2013 by Jay Sidhu and Bhanu Choudhrie

We are not surprised by Jay Sidhu’s and Bhanu Choudhrie's Schedule13D filing.  Specifically, as set forth in the preliminary proxy materials Atlantic Coast Financial Corporation filed on March 27th, Messrs. Sidhu and Choudhrie previously had proposed to the Atlantic Coast Financial Corporation board a rights offering with standby commitments of up to $25 million and a proposed rights offering price of $3 per share.  The Board reviewed this proposal with its outside financial and legal counsel.  The board concluded that the Sidhu/Choudhrie recap proposal presented too much execution risk due to the ability of such stand-by investors to be approved by regulators in a timely manner and that the amount of capital raised would not be sufficient to assure Atlantic Coast Financial Corporation’s viability.

The Atlantic Coast Financial Corporation board, after consulting with its outside financial and legal advisors, has determined that the Bond Street Holdings, Inc./Florida Community Bank merger proposal is in the best interests of Atlantic Coast Financial Corporation and all its stockholders.  The board has recommended that Atlantic Coast Financial Corporation stockholders vote for approval of this proposal.

Statement Responding to Schedule 13D Filing on March 27, 2013 by Jay Sidhu and Bhanu Choudhrie

This communication is being made in respect of a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc. In connection with the proposed transaction, Atlantic Coast Financial Corporation will file with the Securities and Exchange Commission (the "SEC") a proxy statement to be distributed to the stockholders of the Company in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The final proxy statement will be mailed to stockholders of Atlantic Coast Financial Corporation. Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings." These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.

Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction. Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's preliminary proxy statement for its Special Meeting filed with the SEC on March 27, 2013 and Atlantic Coast Financial Corporation's definitive proxy statement for its 2012 Annual Meeting filed with the SEC on April 11, 2012, copies of which are available at the SEC's website or from Atlantic Coast Financial Corporation as described above.